UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 25, 2015, Steel Partners Holdings L.P. (NYSE: SPLP) (“SPLP”) and CoSine Communications (Other OTC: COSN) issued a press release announcing the final results of the previously announced cash tender offer by Cedar 2015 Limited (“Cedar”), an indirect United Kingdom subsidiary of SPLP and a wholly-owned subsidiary of CoSine, to acquire all of the issued and to be issued ordinary shares of API Group plc (LN:API) (the “Offer”), which closed on March 19, 2015.  As a result of the Offer, Cedar owns over 97% of the share capital in API.   Cedar intends to exercise its rights in accordance with applicable UK law to acquire compulsorily the remaining API shares to which the Offer relates on the same terms as the Offer.

In addition, on March 16, 2015, Cedar formally requested that API cancel its admission to trading on the AiM market of the London Stock Exchange. In accordance with the AiM rules, it is anticipated that such cancellation will take effect no earlier than 20 business days from the date of such request.

A copy of the full press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Exhibit No.	Exhibits

99.1	Press Release dated March 25, 2015

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 25, 2015	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Chief Financial Officer